Exhibit 10.5

AMENDED AND RESTATED PORTOLA PHARMACEUTICALS, INC.

NON-EMPLOYEE DIRECTOR COMPENSATION POLICY

On September 24, 2015, the Compensation Committee of the Board of Directors (the “Committee”) of Portola Pharmaceuticals, Inc. (the “Company”) approved the amendment and restatement of the following compensation policy (the “Policy”) for non-employee directors of the Company. For purposes of this Policy, a “Non-Employee Director” is a director who has not served as an employee or executive officer of the Company or its affiliates or otherwise provided services to the Company or its affiliates in a capacity other than as a director during the preceding year.

1.	Cash Compensation. Each Non-Employee Directors will receive the following cash compensation:
a.	Annual cash compensation in an amount equal to $50,000, accruing and payable on a quarterly basis at the end of each calendar quarter of service, as an annual retainer for his or her Board service.
b.

In addition to the cash compensation set forth in paragraph 1(a)(i) immediately above, each chairperson, vice-chairperson and lead director of the Board will earn an additional annual payment in an amount equal to $25,000, accruing and payable on a quarterly basis at the end of each calendar quarter of service, as a retainer for his or her service as chairperson, vice-chairperson and/or lead director, as applicable, of the Board.

c.

Audit Committee. In addition to the compensation provided under any other provision of this Policy, each Non-Employee Director serving on the Audit Committee of the Board (the “Audit Committee”) will receive the following compensation:

i.

The chairperson of the Audit Committee will receive annual cash compensation in an amount equal to $20,000, accruing and payable on a quarterly basis at the end of each calendar quarter of service, as an annual retainer for his or her service as chairperson of the Audit Committee.

ii.

The other members of the Audit Committee will receive annual cash compensation in an amount equal to $6,500, accruing and payable on a quarterly basis at the end of each calendar quarter of service, as an annual retainer for his or her Audit Committee service.

d.

Compensation Committee. In addition to the compensation provided under any other provision of this Policy, each Non-Employee Director serving on the Compensation Committee of the Board (the “Compensation Committee”) will receive the following compensation:

i.

The chairperson of the Compensation Committee will receive annual cash compensation in an amount equal to $20,000, accruing and payable on a quarterly basis at the end of each calendar quarter of service, as an annual retainer for his or her service as chairperson of the Compensation Committee.

ii.

The other members of the Compensation Committee will receive annual cash compensation in an amount equal to $6,500, accruing and payable on a quarterly basis at the end of each calendar quarter of service, as an annual retainer for his or her Compensation Committee service.

e.

Nominating and Corporate Governance Committee. In addition to the compensation provided under any other provision of this Policy, each Non-Employee Director serving on the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”) will receive the following compensation:

i.

The chairperson of the Nominating and Corporate Governance Committee will receive annual cash compensation in an amount equal to $15,000, accruing and payable on a quarterly basis at the end of each calendar quarter of service, as an annual retainer for his or her service as chairperson of the Nominating and Corporate Governance Committee.

ii.

The other members of the Nominating and Corporate Governance Committee will receive annual cash compensation in an amount equal to $5,000, accruing and payable on a quarterly basis at the end of each calendar quarter of service, as an annual retainer for his or her Nominating and Corporate Governance Committee service.

f.

Research and Development Committee. In addition to the compensation provided under any other provision of this Policy, each Non-Employee Director serving on the Research and Development Committee of the Board (the “Research and Development Committee”) will receive the following compensation:

i.

The chairperson of the Research and Development Committee will receive annual cash compensation in an amount equal to $15,000, accruing and payable on a quarterly basis at the end of each calendar quarter of service, as an annual retainer for his or her service as chairperson of the Research and Development Committee.

ii.

The other members of the Research and Development Committee will receive annual cash compensation in an amount equal to $5,000, accruing and payable on a quarterly basis at the end of each calendar quarter of service, as an annual retainer for his or her Research and Development Committee service.

2.

Equity Compensation. Each Non-Employee Director will receive the following equity awards under the Company’s 2013 Equity Incentive Plan (the “Plan”) as consideration for service on the Board. Each equity award granted under this Policy will be made in accordance with the Plan and shall individually be approved by the Board or the Compensation Committee. Vesting of all equity awards granted under this Policy is subject to the applicable Non-Employee Director’s “Continuous Service” (as defined in the Plan) from the date of grant through each applicable vesting date. Each equity award granted under this Policy will be granted with an exercise price equal to the fair market value of the Company’s common stock on the date of grant and will be subject to the Company’s standard form of Option Agreement, as most recently adopted by the Board for use under this Policy. The exact number of shares to be granted in each equity award granted under this Policy will be subject to adjustment based on the review by the Board or Compensation Committee of the market value of the grant implied by the percentages given below at the time of grant.

a.

New Non-Employee Directors Equity Award. For each new Non-Employee Director that joins the Board, the Board or Compensation Committee will grant such new Non-Employee Director an initial stock option grant to purchase that number of shares equal to approximately 0.08% of the Company’s then-fully diluted shares (including the Company’s outstanding stock, the exercise and conversion of all exercisable and convertible securities and the shares reserved under the Company’s then-existing stock plans). Such option grant will vest, subject to Continuous Service, on a monthly basis for the 36-month period following the date of grant.

b.

Annual Equity Award. Each year, the Board or Compensation Committee will grant each continuing Non-Employee Director a stock option grant (the “Annual Grant”) to purchase that number of shares equal to approximately 0.04% of the Company’s then-fully diluted shares (including the Company’s outstanding stock, the exercise and conversion of all exercisable and convertible securities and the shares reserved under the Company’s then-existing stock plans). Such option grant will vest, subject to Continuous Service, on a monthly basis for the 12-month period following the date of grant. To be eligible to receive an Annual Grant, a Non-Employee Director must have (i) served on the Board as of December 31 of the prior year, or (ii) served on the Board for six (6) or more months by the date of the Company’s annual meeting of stockholders.